EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the use in this Registration Statement of Valley Ridge Financial Corporation on Form S-4 of our report dated January 12, 1996, on the consolidated financial statements of Valley Ridge Financial Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.






                              /S/ CROWE, CHIZEK AND COMPANY LLP
                              Crowe, Chizek and Company LLP


Grand Rapids, Michigan
May 8, 1996